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                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT, made and entered into as of the 14th day of September, 2001 (the "Effective Date") by and between DQE, Inc. (hereinafter called the "Company"), a Pennsylvania corporation,

                                   a
                                     n
                                       d

          Morgan K. O'Brien, an individual residing in Allegheny County, Pennsylvania (hereinafter called the "Executive");

                                WITNESSETH THAT:

          WHEREAS, the Executive has been employed by the Company for a number of years in executive capacities and with increasing responsibilities; and

          WHEREAS, as of the Effective Date, the Executive was designated as the President and Chief Executive Officer of the Company; and

          WHEREAS, the Executive and the Company mutually desire to set forth the terms of such employment relationship in this Agreement; and

          WHEREAS, the execution and delivery of this Agreement have been duly authorized by the Compensation Committee of the Board of Directors of the Company and ratified by the Board of Directors of the Company (the "Board"); and

          WHEREAS, simultaneously with the execution of this Agreement, the parties are entering into a Non-Competition and Confidentiality Agreement, of even date herewith (the "Non-Competition and Confidentiality Agreement"), which sets forth certain covenants and obligations of the Executive.

          NOW, THEREFORE, the Company and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

     1.   Employment and Term.
          -------------------

          (a) Employment. The Company hereby offers to employ the Executive as
              ----------
the President and Chief Executive Officer of the Company, and the Executive hereby accepts such employment with the Company, for the term set forth in Paragraph 1(b).

          (b) Term. The term of the Executive's employment under this Agreement
              ----
shall commence as of the Effective Date and end on September 13, 2004, subject to the extension of such term as hereinafter provided and earlier expiration of such term as provided in Paragraph 7. The term of this Agreement shall be extended automatically for one additional year as of each annual anniversary date hereof unless, no later than ninety (90) days prior to such anniversary date, either the Board, on behalf of the Company, or the Executive gives written notice to the other, in accordance with Paragraph 12, that the term of this Agreement shall not be so extended.

     2. Duties. During the period of employment as provided in Paragraph l(b)
        ------
hereof, the Executive shall serve as President and Chief Executive Officer of the Company and perform all duties consistent with such positions at the direction of the Board. The Executive shall devote his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and satisfactorily his duties hereunder.

     3. Base Salary. For services performed by the Executive for the Company
        -----------
pursuant to this Agreement during the period of employment as provided in Paragraph l(b) hereof, the Company shall pay the Executive a base salary at the rate of at least $450,000 per year, payable in substantially equal semi-monthly installments (or otherwise in accordance with the Company's regular payroll practices). Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Company or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

     4. Salary Increases. During the period of employment as provided in
        ----------------
Paragraph l(b) hereof, the base salary of the Executive shall be reviewed annually from and after the Effective Date by the Compensation Committee of the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and, if it is determined that an increase is merited, such increase shall be put into effect as determined by the Compensation Committee of the Board and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of Paragraph 3.

     5. Other Benefits. In addition to the base salary to be paid to the
        --------------
Executive pursuant to Paragraph 3 hereof, the Executive shall also be entitled to the following:

          (a) Participation in Plans. The Executive shall be eligible for
              ----------------------
participation in any bonus, incentive (short-term or long-term), stock option or similar plan or program now in effect or hereafter established by the Company in the manner and to the extent determined by the Board. The Executive shall also participate in the various benefit plans maintained in force by the Company from time to time, including qualified and nonqualified pension, supplemental pension, disability, medical, group life insurance, supplemental life insurance coverage, business travel insurance, sick leave, and other similar retirement and welfare benefit plans, programs and arrangements, subject to the eligibility criteria and all of the other terms and conditions thereof. Without limiting the scope of the foregoing, the Company shall continue in force and effect the existing nonqualified pension arrangements (the "Nonqualified Arrangements") under which the Company has agreed to pay to the Executive or his beneficiary an additional pension representing (i) the additional benefit the Executive

                                      -2-
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would have accrued under the Retirement Plan for Employees of Duquesne Light
Company (the "Retirement Plan") and the Supplemental Retirement Plan for Nonrepresented Employees of Duquesne Light Company (the "Supplemental Plan") but for certain limitations on such benefits set forth in the Internal Revenue Code and (ii) the additional benefits the Executive would have accrued under the Retirement Plan and the Supplemental Plan if he were credited thereunder with a total number of years of Continuous Service (as defined in such Plans) equal to the sum of (A) two (2) times the actual years of Continuous Service accumulated by the Executive to age sixty (60), not to exceed thirty-five (35), plus (B) such Continuous Service as may be accrued by the Executive after age sixty (60) under the terms of such Plans.

          (b) Fringe Benefits. The Executive shall be entitled to perquisites of
              ---------------
office, fringe benefits and other similar benefits no less favorable than those available to the Executive immediately prior to the effective date of this Agreement, or, if greater, those available to the Executive at any time during the term of this Agreement.

          (c) Expense Reimbursement. The Company shall reimburse the Executive,
              ---------------------
upon proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement.

          (d) Vacation. The Executive shall be entitled to vacation time,
              --------
without reduction in salary or other benefits, in accordance with the Company's vacation policy.

     6. Covenants of the Employee. In order to induce the Company to enter into
        -------------------------
this Agreement, the Executive hereby agrees as follows:

          (a) Confidentiality. Except for acts with the consent of or as
              ---------------
directed by the Board or as may be required by law, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter any of the business secrets or other confidential information regarding the Company, or any of its affiliates, which has not otherwise become public knowledge; provided, however, that nothing in this Agreement shall preclude the Executive from disclosing information to parties retained to perform services for the Company, or any of its affiliates.

          (b) Records. All papers, books and records of every kind and
              -------
description relating to the business and affairs of the Company, or any of its affiliates, whether or not prepared by the Executive, other than personal notes prepared by or at the direction of the Executive, shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company at any time upon request by the Board.

          (c) Enforcement. The Executive agrees and warrants that the covenants
              -----------
contained herein are reasonable, that valid consideration has been and will be received therefor and that the agreements set forth herein are the result of arm's-length negotiations between the parties hereto. The Executive recognizes that the

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provisions of this Paragraph 6 are vitally important to the continuing welfare of the Company, and its affiliates, and that money damages constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the Executive, the Company, and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by the Executive in violation of this Paragraph 6.

     7. Termination. Unless his employment is earlier terminated in accordance
        -----------
with the following provisions of this Paragraph 7, the Company shall continue to employ the Executive and the Executive shall remain employed by the Company during the entire term of this Agreement as set forth in Paragraph 1(b). Paragraph 8 hereof sets forth certain obligations of the Company in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 7 and Paragraph 8 hereof are defined in Paragraph 7(c) below.

          (a) Death or Disability. Except to the extent otherwise expressly
              -------------------
stated herein, including without limitation, as provided in Paragraph 8(a) with respect to certain post-Date of Termination payment obligations of the Company, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a twelve (12) consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially the Executive's usual and customary duties under this Agreement and (ii) the date that a reputable physician selected by the Company determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially the Executive's usual and customary duties under this Agreement for a period of at least twelve (12) consecutive months. At any time and from time to time, upon reasonable request therefor by the Company, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. In accordance with Paragraph 12, the Company shall promptly give the Executive written notice of any such determination of the Executive's disability and of the decision of the Company to terminate the Executive's employment by reason thereof. In the event of disability, until the Date of Termination the base salary payable to the Executive under Paragraph 3 hereof shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Company.

          (b) Notification of Discharge for Cause or Resignation for Good
              -----------------------------------------------------------
Reason. In accordance with the procedures hereinafter set forth, the Company may
------
discharge the Executive from his employment hereunder for Cause and the Executive may resign from his employment hereunder for Good Reason. Any discharge of the Executive by the Company for Cause or resignation by the Executive for Good Reason shall be communicated by a Notice of Termination to the Executive (in the case of discharge) or the Company (in the case of resignation) given in accordance with Paragraph 12 of this Agreement. For purposes of this Agreement, a "Notice of

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Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date (which date shall in all events be within fifteen (15) days after the giving of such notice). In the case of a discharge of the Executive for Cause, a Notice of Termination shall include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire membership of the Board (not including the Executive) at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board the Executive was guilty of conduct constituting Cause. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination. The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstances in enforcing the Executive's rights hereunder.

          (c) Definitions. For purposes of this Paragraph 7 and Paragraph 8
              -----------
hereof, the following capitalized terms shall have the meanings set forth below:

               (i) "Accrued Obligations" shall mean, as of the Date of
                    -------------------
     Termination, the sum of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation, if any, accrued by the Executive as of the Date of Termination pursuant to the plans and policies relating thereto to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination pursuant to the plans and policies relating thereto to the extent not theretofore paid.

               (ii) "Cause" shall mean either of the following that is
                     -----
     materially and demonstrably detrimental to the goodwill of the Company or any of its affiliates or materially damaging to the relationships of the Company or any of its affiliates with customers, suppliers or employees:
     (A) conviction of the Executive of a felony involving moral turpitude or
     (B) negligence or willful misconduct by the Executive in the performance of his duties under this Agreement.

               (iii) "Change in Control" shall mean (A) any person (as such term
                      -----------------
     is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Act"), excluding a corporation at least 80% of the ownership of which after acquiring its interest in the Company is owned directly or indirectly by those who were the holders of common stock of the Company immediately prior to such acquisition ("Person")), is the beneficial owner, directly or indirectly, of 20% or more of the outstanding stock of the Company requiring the filing of a report with the

     Securities and Exchange Commission under Section 13(d) of the 1934 Act; (B) a purchase by any Person of shares pursuant to a tender or exchange offer to acquire any stock of the Company (or securities convertible into stock) for cash, securities or any other consideration provided that, after closing of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the outstanding stock of the Company (calculated as provided in Paragraph
     (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock); (C) public announcement of a transaction approved by the Board which involves (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which holders of its stock immediately prior to the consolidation or merger own at least 80% of the common stock of the surviving corporation immediately after the consolidation or merger, or (2) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common shareholders of the Company immediately prior to the consolidation or merger do not hold at least 80% of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least 80% of the common stock of the corporation which owns all of the common stock of the Company), or (3) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (except to an entity 80% of the common stock of which is owned by the holders of the common stock of the Company immediately prior to such transaction or by an entity 80% of which is owned directly or indirectly by the Company), or
     (4) any merger or consolidation of the Company where, after the merger or consolidation, one Person owns 100% of the shares of stock of the Company (except where the holders of the Company's common stock immediately prior to such merger or consolidation own at least 80% of the outstanding stock of such Person immediately after such merger or consolidation); or (D) a change in the majority of the members of the Board within a 24-month period unless the election or nomination for election by the Company's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period. With respect to subparagraph (C) above, upon the Board's determination that the transaction subject to the public announcement thereunder will not be closed, a Change in Control shall not be deemed to have occurred from such date forward and this Agreement shall continue in effect as if no Change in Control had occurred except to the extent termination requiring payments under Paragraph 8(b) hereof occurs prior to such Board's determination.

               (iv) "Date of Termination" shall mean (A) in the event of a
                     -------------------
     discharge of the Executive by the Company for Cause, the date the Executive receives a Notice of Termination, or any later date specified in such Notice of Termination, (B) in the event of a discharge of the Executive without Cause, the date the Executive receives notice of such termination of employment, (C) in the event of a resignation by the Executive with or without Good Reason, the date specified in the Notice of Termination or any earlier date specified by the Company in a written notice to the Executive given following the Company's receipt of such Notice of Termination, (D) in the event of the Executive's death, the date of the Executive's death and (E) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 7(a), the date the Executive receives written notice of such termination or as of any later date as may be set forth in such notice.

               (v) "Good Reason" shall mean any of the following: (A) the
                    -----------
     assignment to the Executive of any duties inconsistent in any respect with the Executive's positions with the Company as set forth in this Agreement (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Paragraph 2, or any action by the Company which results in diminution in such positions, authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company, as appropriate, promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 12; (B) any failure by the Company to comply with any of the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company, as appropriate, promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 12; or (C) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

               (vi) "Monthly Bonus Amount" shall mean one-twelfth (1/12) of the
                     --------------------
     Executive's target annual bonus for the fiscal year in which the Date of Termination occurs.

          8.   Obligations of the Company Upon Termination.
               -------------------------------------------

          (a) Discharge for Cause, Resignation without Good Reason, Death or
              --------------------------------------------------------------
Disability. In the event of a discharge of the Executive for Cause or a
----------
resignation by the Executive without Good Reason, or in the event this Agreement terminates pursuant to Paragraph 7(a) by reason of the death or disability of the Executive:

               (i) the Company shall pay all Accrued Obligations to the Executive, or to his heirs or estate in the event of the Executive's death, in a lump sum in cash within thirty (30) days after the Date of Termination; and

               (ii) the Executive, or his beneficiary, heirs or estate in the event of the Executive's death, shall be entitled to receive all benefits accrued by him as of the Date of Termination under the Retirement Plan, the Supplemental Plan, the Nonqualified Arrangements (but only to the extent not previously paid or distributed to the Executive through the purchase of annuity contracts or

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     otherwise) and all other qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans and arrangements; and

               (iii) solely in the case of a termination by reason of the Executive's disability pursuant to clause (ii) of Section 7(a), the Executive shall be entitled to continue to receive his salary and employee benefits for a period of twelve (12) months from the onset of such disability; provided, however, that such continued base salary shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Company; and

               (iv) except as otherwise provided in Paragraph 16 hereof, all other obligations of the Company hereunder shall cease forthwith.

          (b) Termination for any Other Reasons. If the Executive resigns with
              ---------------------------------
Good Reason, or if the Executive is discharged other than (x) for Cause or (y) as a result of the disability of the Executive:

               (i) The Company shall pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination all Accrued Obligations.

               (ii) The Company shall pay to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination a lump sum amount equal to the actuarial equivalent of the additional benefit the Executive would have accrued under the Retirement Plan, the Supplemental Plan and the Nonqualified Arrangements if the Executive's actual service with the Company had ended on the last day of the then remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph l(b)) and had his covered compensation for each calendar year during such additional period equaled his highest covered compensation for any of the three most recent calendar years ended prior to the Date of Termination (for purposes of the foregoing, actuarial equivalence shall be determined in accordance with the Retirement Plan, the Supplemental Plan and the Nonqualified Arrangements, as appropriate).

               (iii) The Executive shall receive (A) the balance of the base salary which as of the Date of Termination remains to be paid to the Executive pursuant to Paragraph 3 for the then-remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph l(b)) and (B) the product of (1) the Monthly Bonus Amount multiplied by (2) the number of full calendar months within the period from the Date of Termination through and including the last day of the then-remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph l(b)). If the Executive's termination of employment under this Paragraph 8(b) occurs within two years following the occurrence of a Change in

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     Control, the foregoing amount shall be paid to the Executive in a lump sum in cash within thirty (30) days after the Date of Termination. If the Executive's termination of employment does not occur within two years following the occurrence of a Change in Control, the foregoing amount shall be paid to the Executive in substantially equal installments over the then-remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph l(b)); provided, however, that the obligation of the Company to make these installment payments to the Executive shall terminate forthwith if the Executive shall have breached any of his obligations under this Agreement or the Non-Competition and Confidentiality Agreement.

               (iv) For the then-remaining term of this Agreement (taking into account any extensions of such term in effect immediately prior to the Date of Termination pursuant to Paragraph l(b)), the Company shall either (A) arrange to provide the Executive, at the Company's cost, with life, disability and health-and-accident insurance coverage providing substantially similar benefits to those which the Executive was receiving immediately prior to the Date of Termination, to the extent the Company continues to maintain benefit plans providing for such benefits for executives generally or (B) in lieu of providing such coverage, pay to the Executive within thirty (30) days after the Date of Termination a lump sum amount in cash equal to two (2) times the projected cost to the Company of providing the extended benefit coverage referred to in clause (A) (as such cost shall be calculated by the Company's benefit consultants, using reasonable assumptions). Notwithstanding the foregoing, the benefits described above may be discontinued prior to the end of the period provided in this subparagraph to the extent, but only to the extent, that the Executive receives substantially similar benefits from a subsequent employer.

               (v) The Executive shall be entitled to receive all benefits accrued by him as of the Date of Termination under the Retirement Plan, the Supplemental Plan, the Nonqualified Arrangements (but only to the extent not previously paid or distributed to the Executive through the purchase of annuity contracts or otherwise) and all other qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company in such manner and at such time as are provided under the terms of such plans.

               (vi) All stock options, stock appreciation rights, dividend equivalent accounts and other stock interests or stock-based rights awarded to the Executive on or before the Date of Termination under the Company's Long-Term Incentive Plan, the Executive Incentive Plan or any similar plan of the Company shall become fully vested and nonforfeitable as of the Date of Termination and the exercise period thereof shall terminate upon the later of (A) the first anniversary of the Date of Termination and (B) the latest exercise date of such stock options, stock appreciation rights, dividend equivalent accounts and other stock interests or stock-based rights as set forth in the applicable award agreement; provided, however, that in no event shall the exercise period extend beyond the tenth anniversary of the date of grant of such stock options, stock appreciation rights, dividend equivalent accounts and other stock interests or stock-based rights; and provided further, however, that, in the sole and absolute discretion of the Board, in lieu of the vesting and extension of such awards, the Company may redeem such award (or such portion thereof) by paying to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination an amount which represents the fair value of such award as of the Date of Termination (reduced by any amount payable by the Executive under the terms of such award (or such portion thereof) as an exercise or purchase price with respect thereto).

               (vii) The Executive shall be entitled to receive a pro rata bonus for the fiscal year in which the Date of Termination occurs. Such bonus, if any, shall be equal to the bonus the Executive would have been entitled to receive under his annual incentive arrangement had his employment with the Company continued, as determined by the Compensation Committee of the Board, times a fraction, the numerator of which is the number of days elapsed from the first day of such fiscal year to and including the Date of Termination and the denominator of which is 365. Any such bonus shall be paid to the Executive, minus all applicable withholding taxes, at the same time and in the same manner as active employees of the Company receive their bonuses for such fiscal year.

               (viii) Except as otherwise provided in Paragraph 16 hereof, all other obligations of the Company hereunder shall cease forthwith.

               (ix) As a condition to receiving any of the payments and benefits in clauses (ii) through (vii) above (the "Conditional Benefits"), the Executive shall execute a release (the "Release"), in a form and substance satisfactory to the Company, of any claims, whether arising under Federal, state or local statute, common law or otherwise, against the Company and its direct or indirect subsidiaries, and their respective officers, directors and stockholders which arise or may have arisen on or before the date of the Release, other than any claims for payments and benefits expressly provided for under this Agreement or any rights to indemnification from the Company pursuant to any provisions of the Company's certificate of incorporation or by-laws or any directors and officers liability insurance policies maintained by the Company. If the Executive fails or otherwise refuses to execute a Release within a reasonable time after the Company's request to do so, the Executive will not be entitled to any of the Conditional Benefits. In addition, if, following a termination of employment that gives the Employee a right to the payment of Conditional Benefits, the Executive engages in any activities that violate any of the covenants in Paragraph 6, the Executive shall have no further right or claim to any Conditional Benefits and shall promptly repay any Conditional Benefits previously received (such repayment to be in addition to any other rights or remedies available to the Company in respect of such violation).

          (c)  Certain Additional Payments.
               ---------------------------

               (i) If Independent Tax Counsel (as defined below) shall determine that the aggregate payments made, and benefits provided, to the Executive pursuant to this Agreement and any other payments, and benefits provided, to the Executive from the Company, its affiliates and plans, which constitute "parachute payments" as defined in Section 280G of the Internal Revenue Code (or any successor provision thereto) ("Parachute Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise Tax") and if the amount of the Parachute Payments in excess of 300% of the "base amount" (as defined in Section 280G of the Internal Revenue Code, the "Base Amount") is greater than 10% of the total value of the Parachute Payments, then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount (determined by Independent Tax Counsel) such that after payment by the Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment and any interest or penalties imposed with respect to such taxes, the Executive retains from the Gross-Up Payment an amount equal to the Excise Tax imposed upon the payments. For purposes of this Paragraph 8(c), "Independent Tax Counsel" shall mean a lawyer, a certified public accountant with a nationally recognized accounting firm, or a compensation consultant with a nationally recognized actuarial and benefits consulting firm with expertise in the area of executive compensation tax law, who shall be selected by the Company and shall be reasonably acceptable to the Executive, and whose fees and disbursements shall be paid by the Company.

               (ii) If Independent Tax Counsel shall determine that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's Federal income tax return. If the Executive is subsequently required to make a payment of any Excise Tax, then the Independent Tax Counsel shall determine the amount of such additional payment ("Gross-Up Underpayment"), and any such Gross-Up Underpayment shall be promptly paid by the Company to or for the benefit of the Executive. The fees and disbursements of the Independent Tax Counsel shall be paid by the Company.

               (iii) The Executive shall notify the Company in writing within 15 days of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. If the Company notify the Executive in writing that it desires to contest such claim and that it will bear the costs and provide the indemnification as required by this sentence, the Executive shall: (A) give the Company any information reasonably requested by the Company relating to such claim, (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (C) cooperate with the Company in good faith in order to effectively contest such claim, and (D) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Company shall control all proceedings taken in connection with such contest; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance.

               (iv) If, after the receipt by the Executive of an amount advanced by the Company pursuant to subparagraph (iii) above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall, within 10 days, pay to the Company the amount of such refund, together with any interest paid or credited thereon after taxes applicable thereto.

               (v) If Independent Tax Counsel shall make a determination that Parachute Payments would be subject to the Excise Tax, but the amount of Parachute Payments in excess of 300% of the Base Amount is not greater than 10% of the total value of the Parachute Payments, then such Parachute Payments shall be reduced (but not below zero) but only to the extent the Independent Tax Counsel shall determine is necessary that no portion thereof shall be subject to the Excise Tax. The determination of Independent Tax Counsel under this subparagraph (v) shall be final and binding on all parties hereto. No additional payments by the Company or return of payments by the Executive shall be required or made if a later determination which based on case law, an IRS holding or otherwise would result in a recalculation of the Excise Tax implications. Unless the Executive gives prior written notice specifying a different order to the Company to effectuate the limitations described above, the Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating other Parachute Payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the employment termination date. Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement of agreement governing the Executive's rights and entitlements to any benefits or compensation.

     9. Indemnification. The Company shall defend and hold the Executive
        ---------------
harmless to the fullest extent permitted by applicable law in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Executive of services for, or action of the Executive as a Director, officer or employee of the Company, or of any other person or enterprise at the request of the Company. Expenses incurred by the Executive in defending a claim, action, suit or investigation or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of an undertaking by or on behalf of the Executive to repay said amount unless it shall ultimately be determined that the Executive is entitled to be indemnified hereunder; provided, however, that this indemnification arrangement shall not apply to a nonderivative action commenced by the Company against the Executive. The foregoing shall be in addition to any indemnification rights the Executive may have by law, contract, charter, by-law or otherwise.

     10. Binding Effect. This Agreement shall be binding upon and inure to the
         --------------
benefit of the heirs and representatives of the Executive and the successors and assigns of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company, as the case may be, would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law and such successor shall be deemed "the Company" or the "Company", as the case may be, for purposes of this Agreement.

     11. Arbitration. Any controversy or claim arising out of or relating to
         -----------
this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in accordance with the internal laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Board, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Paragraph 11. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and the Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     12. Notices. All notices, requests, demands and other communications
         -------
hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a)      to the Board or the Company, to:

                   DQE, Inc.
                   Cherrington Corporate Center
                   500 Cherrington Parkway
                   Suite 100
                   Moon Township, PA  15108
                   Attention:  Board of Directors

                   with a copy to:

                   David R. High
                   Vice President and General Counsel
                   DQE, Inc.
                   411 Seventh Avenue
                   9th Floor (9-1)
                   Pittsburgh, PA  15219

          (b)      to the Executive, to:

                   Morgan K. O'Brien
                   4455 E. Lawnview Drive
                   Pittsburgh, PA  15227

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

     13. No Assignment. Except as otherwise expressly provided herein, this
         -------------
Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

     14. Execution in Counterparts. This Agreement may be executed by the
         -------------------------
parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     15. Jurisdiction and Governing Law. Jurisdiction over disputes with regard
         ------------------------------
to this Agreement shall be exclusively in the courts of the Commonwealth of Pennsylvania, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions of such laws.

     16. Survival. The provisions of this Paragraph 16 and of Paragraphs 8, 9,
         --------
10, 11, 13, 15, 17, 18 and 19 of this Agreement shall survive the termination of this Agreement to the extent necessary or appropriate to effectuate the respective purposes of such provisions.

     17. No Mitigation Required. The Executive shall not be required to mitigate
         ----------------------
damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, and, except as otherwise expressly provided in Paragraph 8(b)(iii), in no event shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer or otherwise after the Date of Termination.

     18. Severability. If any provision of this Agreement shall be adjudged by
         ------------
any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

     19. Prior Understandings. This Agreement embodies the entire understanding
         --------------------
of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof. Notwithstanding the foregoing, the Non-Competition and Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

Attest:                           DQE, INC.


/s/William J. DeLeo               By       /s/David R. High
-----------------------------       --------------------------------------------
                                           David R. High
                                           Vice President and General Counsel


                                  By:      /s/Robert P. Bozzone
                                     -------------------------------------------
                                           Robert P. Bozzone
                                           Chairman, Compensation Committee


                                  EXECUTIVE


                                  By       /s/Morgan K. O'Brien
                                    --------------------------------------------
                                           Morgan K. O'Brien